                                                              EXHIBIT NO. 10.2.2

                      HARRINGTON WEST FINANCIAL GROUP, INC.
            FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

To Each of the Lenders Signatory Hereto

Ladies and Gentlemen:

         Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of October 30, 1997 (the Amended and Restated Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the "Credit Agreement"), among the undersigned, Harrington West Financial Group, Inc., a Delaware corporation, the Lenders party thereto, and Harris Trust and Savings Bank, as Agent for the Lenders. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Company, the Lenders and the Agent wish to amend the Credit Agreement to (a) increase the minimum level of required Core Profitability, and
(b) permit the Company to repurchase a certain amount of its capital stock, all on the terms and conditions set forth below in this amendment (herein, the "Amendment").

1.       AMENDMENTS.

         Upon satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

         1.1. Section 8.15 of the Credit Agreement (Dividends and Certain Other Restricted Payment) is hereby amended and restated in its entirety to read as follows:

                           Section 8.15. Dividends and Certain Other Restricted
                  Payments. The Company shall not declare or pay any dividend on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock; provided, however, that (i) the Company may pay dividends in an aggregate amount not to exceed the greater of
                  (a) $300,000 during any fiscal quarter of the Company, or (b) 25% of consolidated net income of the Company for the most recently completed fiscal quarter, so long as at the time of, and after giving effect to, such dividend no Default or Event of Default exists, (ii) the Company may repurchase its own capital stock in an aggregate amount not to exceed $2,000,000 during the terms of this Agreement so long as at the time of, and after giving effect to, any such repurchase no Default or Event of Default exists.

         1.2. Section 8.20 of the Credit Agreement (Minimum Core Profitability) is hereby amended and restated in its entirety to read as follows:

                           Section 8.20. Minimum Core Profitability. As of the
                  last day of each fiscal quarter, the Core Profitability for the four fiscal quarters then ended shall not be less than $6,000,000.

2.       CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

         2.1. The Company, the Agent and the Lenders shall have executed and delivered this Amendment.

         2.2. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

         2.3. The Company shall have paid to the Agent the legal fees called for by Section 4.3 below.

3.       REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Company hereby represents to the Agent and the Lenders that, as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders and the representations contained in Section 6.6 shall be deemed to refer to December 31, 2001) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.       MISCELLANEOUS.

         4.1 Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

         4.2 The Company heretofore executed and delivered, among other things, the Pledge and Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Company owing to the Lenders, including, without limitation, all indebtedness of the Company evidenced by the Notes, both for principal and interest, which are entitled to all of the benefits and privileges set forth therein.

         4.3. The Company agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent of $500.

         4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                                      -3-